                     Contact
                Adam Bergman

                Adam.Bergman
                @advanceautoparts.com
                Direct 540-561-8450
                Fax 540-561-6445

ADVANCE AUTO PARTS ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

ROANOKE, Va., December 8, 2005 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket retailer of parts, accessories, batteries and maintenance items, today announced that Jeffrey T. Gray has resigned his position as executive vice president and chief financial officer to pursue other business opportunities.

“I want to personally thank Jeff for his nearly 12 years of dedicated service to Advance Auto Parts, its customers, Team Members and stockholders,” said President and Chief Executive Officer Michael Coppola. “Under Jeff’s leadership, our finance organization has done a terrific job supporting our company’s growth and strategic goals. We all wish Jeff the best in the future.”

About Advance Auto Parts, Inc.
Headquartered in Roanoke, Va., Advance Auto Parts is the second largest automotive aftermarket retailer of parts, accessories, batteries and maintenance items in the United States, based on sales and store count. At October 8, 2005, the company operated 2,829 stores in 40 states, Puerto Rico and the Virgin Islands. The company serves both the do-it-yourself and professional installer markets.

Additional information about the company, employment opportunities, services, as well as on-line purchase of parts and accessories can be found on the company's website at www.advanceautoparts.com.

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